Exhibit 99.1

BBX Capital Corporation Reports Financial Results

For the First Quarter,  2018

FORT LAUDERDALE, Florida – May 7, 2018, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended March 31, 2018.

Selected highlights of BBX Capital’s consolidated financial results include:

First Quarter 2018 Compared to First Quarter 2017:

•	Total consolidated revenues of $218.0 million vs. $185.4 million, an increase of 17.6%
•

Net income attributable to shareholders of $11.1 million vs. $17.4 million. Results for the first quarter of 2017 include $6.9 million in net gains recognized upon the cancellation of debt and a $9.6 million reduction to costs and expenses related to the resolution of the SEC civil litigation, including reimbursements of litigation costs and the release of a civil penalty held in escrow.

•	Diluted earnings per share of $0.11 vs. $0.16
•	Free cash flow outflows of $9.8 million vs. $1.1 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.

Balance Sheet as of March 31, 2018 Compared to December 31, 2017:

•	Total consolidated assets of $1.6 billion was unchanged
•	Total shareholders' equity of $599.0 million vs. $585.5 million
•	Fully diluted book value per share of $5.68 vs. $5.63

“Since the sale of BankAtlantic in 2012, BBX Capital has focused on repositioning the Company and pursuing its goal of transitioning into a growth business by focusing on three verticals: Bluegreen Vacations, real estate investment opportunities, and the operating businesses we have acquired.  We believe our accomplishments over the years, throughout 2017 and the first quarter of 2018, reflect our goal of cultivating and building strong operating platforms within each vertical and at the parent company level,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.

“As we have said in the past, BBX Capital’s goal is to build long-term shareholder value as opposed to focusing on quarterly or annual earnings, and our objective is to achieve long-term growth as measured by increases in book value and intrinsic value over time.  Using that metric, BBX Capital’s fully diluted book value per share, as of December 31, 2017, had increased 30% to $5.63, up from $4.32 on December 31, 2016, and as of March 31, 2018, fully diluted book value per share increased 25%  to $5.68 per share, up from $4.54 per share on March 31, 2017.

“Additionally, our stock price, as of March 31, 2018, had increased approximately 16% to $9.21, up from $7.97 on December 31, 2017.  We are pleased with our growth, progress and achievements and very much appreciate the continued support of our shareholders locally and globally,” Levan concluded.

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, and BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018,  which will be available on the SEC's and BBX Capital’s websites upon filing with the SEC on or about May 8, 2018.

The following selected information relates to the operating activities of Bluegreen Vacations and BBX Capital’s Real Estate and Middle Market Divisions.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

First Quarter 2018 Compared to First Quarter 2017:

•	Sales of VOIs of $56.1 million vs. $54.2 million
•	System-wide sales of VOIs of $132.8 million vs. $129.6 million (1)
•	Other fee-based services revenue of $28.0 million vs. $26.1 million
•	Income before income taxes of $30.8 million vs. $30.9 million
•	Adjusted EBITDA of $33.3 million vs. $32.0 million (2)
•	Free cash flow of $8.0 million vs. $4.1 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations and risks can be found in Bluegreen Vacations’ press release reporting its financial results for the quarter ended March 31, 2018, and its filings with the SEC, which are available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s financial results include:

First Quarter 2018 Compared to First Quarter 2017:

•	Revenues of $12.8 million vs. $1.5 million, an increase of 753%
•	Recoveries from previously charged off loans of $4.8 million vs. $3.1 million
•	Equity in earnings of unconsolidated real estate joint ventures of $1.3 million vs. $3.2 million
•	Income before income taxes of $12.1 million vs. $5.3 million

During the quarter ended March 31, 2018, BBX Capital Real Estate continued its development of the Beacon Lakes Community in St. Johns County, Florida, with the closing of 83 developed lots to homebuilders resulting in $6.4 million in revenues and $2.2 million of pre-tax profits.  In addition, BBX Capital Real Estate generated significant income from its legacy asset portfolio during the quarter as a result of the repayment or settlement of commercial loans and the sale of a student housing complex held by it.

BBX Capital Middle Market -  Selected Financial Data

BBX Capital Middle Market: Renin Holdings, LLC

Selected highlights of Renin Holdings, LLC’s (“Renin”) financial results include:

First Quarter 2018 Compared to First Quarter 2017:

•	Trade sales of $15.0 million vs. $17.2 million, a decrease of 12.8%
•	Gross margin of $2.8 million vs. $3.4 million
•	Gross margin percentage of 18.9% vs. 19.5%
•	Loss before income taxes of $30,000 vs. income before taxes of $0.7 million
•	Adjusted EBITDA of $0.6 million vs $0.9 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

During the quarter ended March 31, 2018, Renin’s operating performance was primarily impacted by a decline in sales associated with the loss of certain customers in its commercial channel, a decline in sales in its direct installation channel as a result of an increase in pricing in an effort to improve the channel’s profitability, and promotional marketing by a customer in its retail channel during 2017 that was not repeated in 2018.   Renin expects that increased sales in its retail channel, including e-commerce sales, during the remainder of 2018 will ultimately offset the impact of declining sales in its commercial and direct installation channels in 2018.

BBX Capital Middle Market: BBX Sweet Holdings

Selected highlights of BBX Sweet Holdings, LLC’s (“BBX Sweet Holdings”) financial results include:

First Quarter 2018 Compared to First Quarter 2017:

•	Trade sales of $21.9 million vs. $6.1 million, an increase of 259.0%
•	Gross margin of $7.2 million vs. $0.4 million
•	Gross margin percentage of 32.9% vs. 6.2%
•	Loss before income taxes of $4.7 million vs. a loss of $3.1 million

The significant increase in BBX Sweet Holdings’ revenues and gross margins primarily resulted from its acquisition of IT’SUGAR, a specialty candy retailer with 95 locations in 26 states and Washington, DC, in June 2017.   IT’SUGAR reported a loss before income taxes of $1.9 million for the quarter ended March 31, 2018, which it believes was primarily due to the seasonal nature of its sales.  In addition, BBX Sweet Holdings recognized $0.6 million in costs, including severance costs and impairments of property and equipment, in connection with the commencement of the exit of its manufacturing facility in Utah in 2018.

BBX Capital Middle Market: MOD Pizza

Selected highlights of BBX Capital’s MOD Pizza franchise operations include:

•	Opened a restaurant location in Coral Springs, Florida, during the quarter ended March 31, 2018, and an additional location in Kendall, Florida, in early April 2018.
•	Continued to establish a pipeline of restaurant locations, with an expectation of opening four to six additional locations during the remainder of 2018.

Non-GAAP Financial Measures:  The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose activities include its 90 percent ownership interest in Bluegreen Vacations Corporation (NYSE: BXG) as well as its real estate and middle market divisions.  For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is  a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. The Bluegreen Vacation Club is a  flexible, points-based, deeded vacation ownership plan with approximately 212,000 owners, 67 Club and Club Associate Resorts and access to more than 11,000 other hotels and resorts through partnerships and exchange networks as of March 31, 2018. Bluegreen Vacations also offers a  portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB),  a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Elysia Volpe
Email: nicole@kiphuntermarketing.com,  elysia@kiphuntermarketing.com

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This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates as well as the pizza franchise industry in which the Company recently commenced activities.  Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business and risks inherent in the vacation ownership industry, as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC.  In addition, with respect to BBX Capital’s Real Estate and Middle Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, the risk that new personnel will not be successful, foreign currency transaction risk, goodwill and other intangible impairment risks, and the risk that assets may be disposed of at a loss; and risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and that the stores once opened may not be profitable or otherwise perform as expected. Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017.  The Company cautions that the foregoing factors are not exclusive.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2018 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$56,141	-	-	-	-	-	56,141
Fee-based sales commissions	45,854	-	-	-	-	-	45,854
Other fee-based services	28,024	-	-	-	-	-	28,024
Cost reimbursements	16,200	-	-	-	-	-	16,200
Trade sales	-		14,985	21,865	1,530	(2)	38,378
Sales of real estate inventory	-	6,409	-	-	-	-	6,409
Interest income	21,122	1,534	-	16	445	(1,200)	21,917
Net gains on sales of assets	-	4,069	1	-	-	-	4,070
Other revenue	181	739	-	19	279	(169)	1,049
Total revenues	167,522	12,751	14,986	21,900	2,254	(1,371)	218,042

Costs and Expenses:
Cost of VOIs sold	1,812	-	-	-	-	-	1,812
Cost of other fee-based services	17,411	-	-	-	-	-	17,411
Cost reimbursements	16,200	-	-	-	-	-	16,200
Cost of trade sales	-	-	12,150	14,681	607	(2)	27,436
Cost of real estate inventory sold	-	4,247	-	-	-	-	4,247
Interest expense	7,767	-	158	89	2,377	(1,200)	9,191
Recoveries from loan losses, net	-	(4,813)	-	-	-	-	(4,813)
Asset impairments, net	-	45	-	187	-	-	232
Selling, general and
administrative expenses	93,549	2,485	2,760	11,636	15,095	(169)	125,356
Total costs and expenses	136,739	1,964	15,068	26,593	18,079	(1,371)	197,072

Equity in net earnings of
unconsolidated real
estate joint ventures	-	1,280	-	-	-	-	1,280
Foreign exchange gain	-	-	52	-	-	-	52
Income (loss) before income taxes	$30,783	12,067	(30)	(4,693)	(15,825)	-	22,302

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total (1)
Revenues:
Sales of VOIs	$54,236	-	-	-	-	-	54,236
Fee-based sales commissions	45,154	-	-	-	-	-	45,154
Other fee-based services	26,121	-	-	-	-	-	26,121
Cost reimbursements	14,670	-	-	-	-	-	14,670
Trade sales	-	-	17,217	6,122	-	-	23,339
Interest income	22,386	582	-	-	187	(2,000)	21,155
Net losses on sales of assets	-	(198)	-	-	-	-	(198)
Other revenue	(245)	1,091	-	8	243	(140)	957
Total revenues	162,322	1,475	17,217	6,130	430	(2,140)	185,434

Costs and Expenses:
Cost of VOIs sold	3,159	-	-	-	-	-	3,159
Cost of other fee-based services	16,107	-	-	-	-	-	16,107
Cost reimbursements	14,670	-	-	-	-	-	14,670
Cost of trade sales	-	-	13,856	5,740	-	-	19,596
Interest expense	7,644	-	79	85	3,016	(2,000)	8,824
Recoveries from loan losses, net	-	(3,094)	-	-	-	-	(3,094)
Asset recoveries, net	-	(13)	-	-	-	-	(13)
Net gains on cancellation of
junior subordinated debentures	-	-	-	-	(6,929)	-	(6,929)
Reimbursement of litigation
costs and penalty	-	-	-	-	(9,606)	-	(9,606)
Selling, general and
administrative expenses	89,835	2,531	2,781	3,388	14,911	(140)	113,306
Total costs and expenses	131,415	(576)	16,716	9,213	1,392	(2,140)	156,020

Equity in net earnings of
unconsolidated real
estate joint ventures	-	3,236	-	-	-	-	3,236
Foreign exchange gain	-	-	191	-	-	-	191
Income (loss) before income taxes	$30,907	5,287	692	(3,083)	(962)	-	32,841

(1)	See Note 1: Recently Adopted Accounting Pronouncements within the March 31, 2018 quarterly report on Form 10-Q for further discussion.

The following supplemental table presents Bluegreen’s System-wide sales of VOIs  (1) for the three months ended March 31, 2018 and 2017 as well as a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2018	2017
Sales of VOIs	$56,141	54,236
Provision for loan losses	8,019	9,209
Gross Sales of VOI's	64,160	63,445
Plus: Fee-based sales	68,684	66,181
System-wide sales of VOIs	$132,844	129,626

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow  (1) for the three months ended March 31, 2018 and 2017 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2018	2017
Cash flow from operating activities	$(1,682)	2,787
Capital expenditures for property and equipment	(8,075)	(3,899)
Free cash flow	$(9,757)	(1,112)

The following supplemental table represents Bluegreen’s free cash flow for the three months ended March 31, 2018 and 2017 as well as a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2018	2017
Cash flow from operating activities	$13,463	7,172
Capital expenditures for property and equipment	(5,462)	(3,028)
Free cash flow	$8,001	4,144

(1)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three months ended March 31, 2018 and 2017, as well as a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2018	2017
Net income	$23,582	20,296
Provision for income taxes	7,201	10,611
Income before income taxes	30,783	30,907
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,434)	(2,104)
Interest expense	3,056	3,338
Franchise taxes	81	27
Depreciation and amortization	2,927	2,356
Bluegreen EBITDA	35,413	34,524
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(2,612)	(2,560)
(Gain) loss on assets held-for-sale	(20)	22
Corporate realignment costs	476	-
Bluegreen Adjusted EBITDA	$33,257	31,986

(1)  Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three months ended March  31, 2018 and 2017, as well as a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2018	2017
Net (loss) income from Renin	$(30)	542
Provision from income taxes	-	150
(Loss) income before income taxes	(30)	692
Add/(Less):
Interest expense	158	79
Depreciation and amortization	503	321
Renin EBITDA	631	1,092
Foreign exchange gain	(52)	(191)
Renin Adjusted EBITDA	$579	901

(1)  Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.